UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Poshmark, Inc.

(Name of Registrant as Specified in Its Charter)

NAVER Corporation

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Securities Exchange Act of 1934 Rules 14a-6(i)(1) and 0-11

Poshmark All Employee Email from Naver CEO

From: SooYeon Choi, Naver CEO

To: All Poshmark Employees

Sent: October 5, 2022

Subject: Introduction to Naver

All,

It’s an honor to be reaching out to you today to share more about our industry-defining combination. I want to begin by letting you know that all of us at Naver have long admired the platform your team has built and grown over the last decade – it’s truly remarkable.

By now you’ve likely heard a little about Naver from Manish, but I wanted to take this opportunity to provide you with a little more background on us and share my excitement about the transaction and what we can do together to create a new, global C2C shopping experience.

Who is Naver?

We are Korea’s largest internet company and one of the country’s clear market leaders in both search and e-commerce, a unique dual strength that you won’t see elsewhere.

In Korea, Naver is the chosen platform for both searching and shopping. Our platform is home to approximately 530,000 smartstores – “sellers” – and generates more than 70% of online shopping searches in South Korea.

Our success in the Korean market is in large part due to our deep technology stack, which is something that we are excited to bring to Poshmark as we work together to capture the enormous market opportunities in our young and fast growing market.

Specifically, we have an established livestream shopping capability that is the leader in the Korean market.

While I know Poshmark has its own livestreaming feature, we believe that bringing the two together will accelerate the transformation of the shopping and selling experience by allowing for further social networking and engagement.

We are also excited to introduce our image recognition technology that helps users identify where to find and buy products by scanning objects and shopping through the camera on their phone.

This technology, along with some of our other innovative solutions, will make it easier to both identify new products and sell items, allowing us to take the Poshmark user experience to the next level.

Why Poshmark?

I have outlined some of the ways we hope to add value to the Poshmark platform, but importantly we are excited by how you can help us.

Poshmark is well known for its social marketplace and its loyal, highly engaged community, and while we have built our own communities, we know that Poshmark’s unique relationship-oriented “micro” community creates a more customized and personalized experience for its users.

One thing we particularly admire is Poshmark’s discovery-based platform, something that we do not currently have at Naver.

While there are many strategic benefits to bringing together our two companies, one of the most important attributes of this transaction is allowing our respective teams to do what we do so well – but with additional resources and greater market know-how.

This transaction is all about growth and enabling us to stay ahead of evolving consumer trends and expanding the e-commerce community globally by leveraging our international presence, sector expertise, and world-class technologies.

Importantly, one of the deciding factors in joining forces is our shared vision around global community commerce.

Through conversations with Manish, I have come to deeply admire the Poshmark platform, brand and company culture that all of you have built together, whether you have been here from the beginning or recently joined the company.

It is clear that Manish’s leadership since Day 1 has resulted in a collaborative, respectful company culture centered around building an industry leader in the re-commerce space – this is evident not only by your market-leading position, but also the amount of founding members that are still with the company today!

With all of this in mind, together, I am confident that we can redefine commerce and community around our shared vision and commitment to content, community and empowerment.

We also believe that the transaction will create new opportunities for our combined employees as we will have a larger global platform to invest in career opportunities and advance your ability to compete in the global marketplace, all while remaining true to our shared core beliefs and cultures.

I’m sure you have many questions, and Manish and I are committed to keeping you posted as we work to complete the transaction.

I look forward to meeting you in person soon and talking more about the incredible future that we will build together.

Best,

SooYeon Choi

Naver CEO

Important Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. It does not constitute a prospectus or prospectus equivalent document. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

In connection with the proposed transaction between NAVER Corporation (“NAVER”) and Poshmark, Inc. (“Poshmark”), Poshmark will file with the SEC a Proxy Statement, the definitive version of which will be sent or provided to Poshmark stockholders. Poshmark may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement or any other document which Poshmark or NAVER may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement (when it is available) and other documents that are filed or will be filed with the SEC by Poshmark through the website maintained by the SEC at www.sec.gov.

Participants in the Solicitation

NAVER and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from Poshmark’s stockholders in respect of the proposed transaction and any other matters to be voted on at the special meeting. Information regarding Poshmark’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, will be included in the Proxy Statement (when available). Poshmark stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of Poshmark directors and executive officers in the proposed transaction, which may be different than those of Poshmark’s stockholders generally, by reading the Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the proposed transaction. You may obtain free copies of these documents using the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These forward-looking statements are based on NAVER’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by NAVER and Poshmark, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate the proposed transaction on a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the ability of the parties to consummate the proposed transaction in a timely manner or at all; (ii) the satisfaction (or waiver) of closing conditions to the consummation of the proposed transaction; (iii) potential delays in consummation the proposed transaction; (iv) the ability of NAVER to timely and successfully achieve the anticipated benefits of the proposed transaction; (v) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; (vi) the impact of the COVID-19 pandemic and the current conflict between the Russian Federation and Ukraine on NAVER’s business and general economic conditions; (vii) NAVER’s ability to implement its business strategy; (viii) significant transaction costs associated with the proposed transaction; (ix) potential litigation relating to the proposed transaction; (x) the risk that disruptions from the proposed transaction will harm NAVER’s business, including current plans and operations; (xi) the ability of NAVER to retain and hire key personnel; (xii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (xiii) legislative, regulatory and economic developments affecting NAVER’s business; (xiv) general economic and market developments and conditions; (xv) the evolving legal, regulatory and tax regimes under which NAVER operates; (xvi) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect NAVER’s financial performance; and (xviii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as NAVER’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the Proxy Statement to be filed with the SEC in connection with the proposed transaction. While the list of factors presented here is, and the list of factors presented in the Proxy Statement will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability and similar risks. The forward-looking statements included herein are made only as of the date hereof. NAVER does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.